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                                                                   EXHIBIT 10.33




                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK
                EQUITY SHARE PLAN DEFERRED COMPENSATION AGREEMENT

This agreement made this _____ day of ____, 19___, by and between The Mutual Life Insurance Company of New York ("MONY") and _______________________ (the "Employee").

The parties hereto, do agree as follows:

         1 Deferral of Payment

         MONY has established a Deferred Compensation Plan for payments made under the Mutual of New York 1988 Equity Share Plan, as amended January 1, 1989, hereinafter referred to as the "Plan."

Beginning ________, 19___, and thereafter for all future payments under the Plan until the Employee provides MONY with written notice in advance of the calendar year in which a payment is to be made to discontinue the deferral of future compensation hereunder, ___% of any payment amount shall be deferred and credited in accordance with paragraph 2 below. In no event shall the total amount deferred exceed 33-1/3% of total payment.

The Employee cannot elect to change the amount they wish to have deferred anytime during the calendar year. Any notice of discontinuance shall not be effective unless given on forms provided by MONY.
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         2. Employee's Account: Credits and Interest

         (a) An unfunded Deferred Compensation account or accounts (hereinafter referred to as the "Account") will be established by MONY for the Employee. This is a bookkeeping account only. The only obligation of MONY with respect to the account will be to make the payment provided for under this Agreement when and as they become payable pursuant to the terms hereof, and that any amount credited to such an account will be solely for record-keeping purposes and shall not be considered to be held in trust or in escrow.

         (b) MONY will credit to the Account an amount equal to the percent of payments that is deferred as specified in paragraph 1.

         (c) MONY shall credit or debit each Employee's Account with an interest rate equivalent to the gains/losses, and expenses, if any, which would have accrued had the dollar amount of such credits been invested in the funds then available under the Investment Plan for Employees in accordance with the Employee's credit allocation election at the time such debit or credit is made. This mirroring of funds represents a hypothetical investment only in order to determine the amount to be paid at the payment date. The Employee does not have any rights in any investments MONY might make in order to provide funds from which MONY may make deferred compensation payments.

MONY is not required to make any investments on the Employees behalf to provide funds from which MONY may make Plan payments.

The Employee has the right to request both transfers of credits or credit allocation changes up to 12 times each calendar year. MONY reserves the right to change the
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manner of crediting interest or any other returns for all future credits. MONY also has the right to limit the credits that can be subject to this election.

         3. Payments from the Account

         (a) The Company will pay the amounts payable under the Plan commencing on the first day of the month following the occurrence of one of the events indicated below and in the manner prescribed therein (initial one) or the Employee becoming eligible for Long-Term Disability Benefits under MONY's Security Plan for Employees.

_______ (i) to Employee in ______ approximately equal monthly installments beginning within 30 days after the earlier of (i) retirement or other termination of employment, or (ii) attainment of age 65.

_______ (b) to Employee in ______ approximately equal monthly installments beginning within 30 days after the later of (i) retirement or other termination of employment, or (ii) attainment of age 65.

_______ (c) to Employee in ______ approximately equal monthly installments beginning (month/year) __________.

_______ (d) to Employee in a lump sum (month/year) __________.

         (b) Credits can be withdrawn on a hardship basis as prescribed in the IRS Regulations pertaining to Section 457 of the Internal Revenue Code. To qualify, the Employee (or his/her eligible dependent[s]) must be faced with an unforeseeable emergency, such as a severe financial hardship caused by a sudden and unexpected illness or accident; a loss of the Employee's property due to casualty; or other similar
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extraordinary and unforeseeable circumstances caused by events beyond the control of the Employee. In any case, payment may not be made in the event that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise; or by liquidation of the Employee's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship.

The withdrawal request cannot exceed the amount needed to satisfy the hardship (including any applicable taxes on the withdrawal) and the hardship must not be able to be satisfied from any other reasonably available sources. The Employee must provide MONY, in care of Corporate Compensation, with acceptable documentation of the financial hardship.

         4. Designation of Beneficiary

         The beneficiary may be designated or changed by the Employee, without the consent of any former beneficiary, on the form provided by the Company and received by Corporate Compensation before his or her death. If no such designation is in effect at the time any benefit is payable, the benefit shall be paid to the Employee's estate. Such designation and any subsequent change(s) shall take effect as of the date the completed form is received and accepted by Corporate Compensation, and shall be subject to any payment made by MONY or action taken by MONY before receipt of the form.

Employee hereby designates as his/her beneficiary the following:

         Name:________________________________________________

              ________________________________________________

              ________________________________________________
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         Address:_____________________________________________

              ________________________________________________

              ________________________________________________

The designation is:

_______ a) revocable

_______ b) irrevocable

(i) If, when the Employee dies, installment payments have already begun, the remaining account balance should:

_______ (a) continue to be paid in monthly installments to the beneficiary, or

_______ (b) be paid as a lump sum to the beneficiary.

(ii) If, when the Employee dies, payments have not yet begun, payments should be:

_______ (a) paid in monthly installments to the beneficiary, or

_______ (b) paid as a lump sum tot he beneficiary.

         5. Benefits May Not be Assigned or Attached

         No credit or benefit hereunder may be assigned, transferred or subject to alienation, surrender or anticipation, or subject to the debts of any person or to legal process, except as may otherwise be provided by law.
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         6. No Obligations to Continue Employment

         It is understood and agreed that nothing contained in this Agreement shall in any way obligate MONY to retain the Employee's employment for any period of time, nor in any way affect MONY's rights to change at any time the Employee's compensation, the method or conditions for payment thereof, or any other aspect of the Employee's contractual relationship with MONY.

         7. Duration of Agreement

         This Agreement shall remain effective and continue in force until such time as the Agreement is amended or terminated by the parties hereto.

         8. Relation to Other Plans

         This Agreement shall not be deemed to supersede the terms or provisions of any other plan or agreement relating to deferred compensation in effect on or before the date of this Agreement.

         9. No Additional Tax Liability to MONY

         If, as result of receiving benefits from this Plan, any person is subject to a higher rate or different form of taxation than would have been the case had the Employee elected not to participate, MONY shall in no way be liable for any portion of the additional tax burden, and such person shall have no recourse whatsoever against MONY.

         10. Interpretation of Plan

         MONY shall have the exclusive right to interpret the Plan and to decide any matters arising hereunder in the administration of the Plan.
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         11. Governing Law

         This Agreement and the Plan shall be construed, enforced and administered according to the laws of the State of New York and any federal law or regulation governing the provision or administration of this Plan. In case any provision of this Agreement or the Plan shall be held illegal, this Agreement and the Plan shall be construed and enforced as if such illegal or invalid provision had not been included therein.

         12. Amendment and Termination

         MONY reserves the right, at any time and from time to time, to amend or terminate this Plan in whole or in part subject to the approval of the Superintendent of Insurance of the State of New York, if required. No such amendment or termination will reduce any benefits or credits under this Plan as in effect on the date before the effective date of such Plan amendment or termination.

         In witness whereof the parties hereto have duly executed this Agreement as of the day and year first above written.


                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

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                           (RECEIVED AND RECORDED BY)


                           --------------------------
                                   (EMPLOYEE)